Registration No. 333-82090
______________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

ALTIGEN COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
_____________________
Delaware	94-3204299
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)
_____________________

410 East Plumeria Drive, San Jose, CA 95134 (Address of principal executive offices)(Zip code)
_____________________

1999 Stock Option Plan
1999 Employee Stock Purchase Plan
(Full title of the plan)
_____________________

Jeremiah Fleming
Chief Executive Officer
AltiGen Communications, Inc.
410 East Plumeria Drive
San Jose, CA 95134
(Name and address of agent for service)

(408) 597-9000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Deregistration of Unsold Securities

On February 4, 2002, AltiGen Communications, Inc. (the “Company”), filed a registration statement on Form S-8 (File No. 333-82090) (the “Registration Statement”). The Registration Statement registered certain shares of the Company’s common stock (the “Common Stock”) issuable under the Company’s 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan.

The Company has elected to voluntarily deregister all of the shares of Common Stock of the Company which are authorized for sale under the Registration Statement but which remain unsold to date.  In accordance with an undertaking by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered, but unsold, under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on November 1, 2010.

AltiGen Communications, Inc.

By:	/s/ Jeremiah Fleming
Jeremiah Fleming, Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeremiah Fleming	Chief Executive Officer, President and Director	November 1, 2010
Jeremiah Fleming	(principal executive officer)

/s/ Gilbert Hu	President of Asia-Pacific	November 1, 2010
Gilbert Hu

/s/ Philip M. McDermott	Chief Financial Officer	November 1, 2010
Philip M. McDermott	(principal financial and
accounting officer)

/s/ Tacheng Chester Wang	Director	November 1, 2010
Tacheng Chester Wang

/s/ Mike Mon Yen Tsai	Director	November 1, 2010
Mike Mon Yen Tsai

/s/ Alan B. Howe	Director	November 1, 2010
Alan B. Howe